Exhibit 1

June 15, 2015

LETTER TO THE LIMITED PARTNERS OF CAPITAL PRODUCT PARTNERS L.P.

Enclosed is a Notice of the Annual Meeting of the Limited Partners of Capital Product Partners L.P. (the “Company”) which will be held at 3 Iassonos Str., 18537 Piraeus, Greece, on July 23, 2015, at 11:30 a.m. (the “Annual Meeting”).

At this Annual Meeting, the Limited Partners of the Company will consider and vote upon proposals:

1	To elect one Class II Director to serve until the 2018 Annual Meeting of Limited Partners (“Proposal One”);

2.	To elect a second Class II Director to serve until the 2018 Annual Meeting of Limited Partners (“Proposal Two”);

3.	To ratify the appointment of Deloitte Hadjipavlou, Sofianos & Cambanis S.A. as auditors of the Company (“Proposal Three”);

4.	To transact other such business as may properly come before the meeting or any adjournment thereof.

Adoption of each of Proposal One and Proposal Two requires the affirmative vote of a plurality of the common units represented at the Annual Meeting, excluding common units owned by Capital Maritime & Trading Corp. or its affiliates.

Adoption of Proposal Three requires the affirmative vote of a majority of the votes cast by holders of the common units and Class B Units considered together as a single class.

You are cordially invited to attend the Annual Meeting in person. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

IT IS IMPORTANT TO VOTE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY LIMITED PARTNER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL THE PROPOSALS PRESENTED IN THE PROXY STATEMENT.

Very truly yours,

Petros Christodoulou

Chief Executive Officer and Chief Financial Officer of Capital GP L.L.C.

CAPITAL PRODUCT PARTNERS L.P.

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS

June 15, 2015

NOTICE IS HEREBY given that the Annual Meeting of the Limited Partners of Capital Product Partners L.P. (the “Company”) will be held at 3 Iassonos Str., 18537 Piraeus, Greece, on July 23, 2015, at 11:30 a.m. (the “Annual Meeting”) for the following purposes, of which items 1, 2 and 3 are more completely set forth in the accompanying Proxy Statement:

1	To elect one Class II Director to serve until the 2018 Annual Meeting of Limited Partners (“Proposal One”);

2.	To elect a second Class II Director to serve until the 2018 Annual Meeting of Limited Partners (“Proposal Two”);

3.	To ratify the appointment of Deloitte Hadjipavlou, Sofianos & Cambanis S.A. as auditors of the Company (“Proposal Three”);

4.	To transact other such business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 28, 2015 as the record date for the determination of the Limited Partners entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof.

IT IS IMPORTANT TO VOTE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY LIMITED PARTNER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL THE PROPOSALS PRESENTED IN THE PROXY STATEMENT.

If you attend the Annual Meeting, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Petros Christodoulou

Chief Executive Officer and Chief Financial Officer of Capital GP L.L.C.

CAPITAL PRODUCT PARTNERS L.P.

3 IASSONOS STR.

18537 PIRAEUS

GREECE

PROXY STATEMENT FOR

ANNUAL MEETING OF LIMITED PARTNERS

TO BE HELD ON JULY 23, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the board of directors of Capital Product Partners L.P. (the “Board of Directors”), a Marshall Islands limited partnership (the “Company”), for use at the Annual Meeting of Limited Partners to be held at 3 Iassonos Str., 18537 Piraeus, Greece, on July 23, 2015, at 11:30 a.m., or at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Limited Partners. This Proxy Statement and the accompanying form of proxy are expected to be mailed to Limited Partners of the Company entitled to vote at the Annual Meeting on or about June 12, 2015.

VOTING RIGHTS AND OUTSTANDING UNITS

On May 28, 2015 (the “Record Date”), the Company had outstanding 119,559,456 common units (the “Common Units”), 12,983,333 Class B Units, 2,439,989 general partner units and no subordinated units.

Each Limited Partner of record at the close of business on the Record Date is entitled to one vote for each unit held. The holders of the Class B Units have voting rights that are identical to the voting rights of the Common Units on an as-converted basis; provided, however, that, in accordance with the terms of the Company’s Second Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), holders of Class B Units have no right to vote for any director at this Annual Meeting. Any Common Units owned by Capital Maritime & Trading Corp., an affiliate of our general partner (“Capital Maritime”), and its affiliates have the same rights as the Company’s other outstanding Common Units; provided, however, that Common Units owned by Capital Maritime and its affiliates do not vote for directors. As of June 12, 2015, Capital Maritime and its affiliates own 16,548,273 of our Common Units.

One or more Limited Partners holding Common Units representing at least a majority of the total voting rights of the Common Units outstanding represented in person or by proxy at the Annual Meeting shall be a quorum for the purposes of Proposal One and the separate vote of the Common Units on Proposal Two. One or more Limited Partners holding at least a majority of the total voting rights of the Company (including the holders of Class B Units) represented in person or by proxy at the Annual Meeting shall be a quorum for all other purposes of the Annual Meeting. The Common Units and Class B Units represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Annual Meeting or any adjournment or postponement thereof. Any proxies returned without instructions will be voted FOR the proposals set forth on the Notice of Annual Meeting of Limited Partners.

The Common Units are listed on the NASDAQ Global Market (the “NASDAQ”) under the symbol “CPLP”.

INTERNET AVAILABILITY FOR VOTING

Following receipt of your proxy card, you may vote your Common Units or Class B Units by accessing www.proxyvote.com.

REVOCABILITY OF PROXIES

A Limited Partner giving a proxy may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at the Company’s registered office, at 3 Iassonos Str., 18537 Piraeus, Greece a written notice of revocation by a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

ANNUAL REPORT AND OTHER MATERIALS FOR THE ANNUAL MEETING

Our Annual Report for the year ended December 31, 2014 and copies of the proxy materials for our Annual Meeting are available on our website at www.capitalpplp.com. You may also request a copy of our Annual Report or of the materials free of charge by writing or calling us at the following address:

Capital Product Partners L.P., 3 Iassonos Str., Piraeus 18537, Greece.

Tel: (+30) 210 458 4950

Email: info@capitalpplp.com

PROPOSALS

PROPOSAL ONE

ELECTION OF CLASS II DIRECTOR

The Board of Directors consists of three persons who are designated by the Company’s general partner in its sole discretion and five who are elected by the holders of Common Units, excluding Common Units owned by Capital Maritime and its affiliates. As provided in the Company’s Partnership Agreement, directors appointed by our general partner serve as directors for a three-year term and directors elected by holders of our Common Units are divided into three classes serving staggered three-year terms. The Board of Directors has nominated Dimitris Christacopoulos, a Class II Director, for re-election as a director whose term would expire at the 2018 Annual Meeting.

Unless the proxy is marked to indicate that such authorization is expressly withheld, the persons named in the enclosed proxy intend to vote the Common Units authorized thereby FOR the election of the following nominee. It is expected that such nominee will be able to serve, but if before the election it develops that such nominee is unavailable, the persons named in the accompanying proxy will vote for the election of such substitute nominee as the current Board of Directors may recommend.

Nominee for Election to the Company’s Board of Directors

Information concerning the nominee for Class II director of the Company is set forth below:

Name	Age	Position
Dimitris Christacopoulos	44	Class II Director

Mr. Christacopoulos joined our Board of Directors on September 30, 2011, following our merger with NYSE-listed Crude Carriers, where he had served as a director since 2010. Mr. Christacopoulos currently serves as a Partner at Octane Management Consultants. He started his professional career as an analyst in the R&D Department of a major food producer in Greece in 1992 before joining Booz Allen & Hamilton Consulting in 1995 in New York in their Operations Management Group. He subsequently joined Barclays Capital as the Associate Director for Strategic Planning in London from 1999 to 2002 at which time he became Director of Corporate Finance & Strategy at Aspis Group of Companies in Athens where he participated in the Group’s Management and Investment Committees. In 2005, he joined Fortis Bank NV/SA as a Director in the Energy, Commodities and Transportation Group and until 2010 acted as the Deputy Country Head for Greece, setting up the bank’s Greek branch and expanding its presence in ship and energy finance in the region. Mr. Christacopoulos has a diploma in chemical engineering from the National Technical University of Athens and an MBA from Columbia Business School in New York.

Audit Committee. The audit committee of our Board of Directors is composed of three or more independent directors, each of whom must meet the independence standards of the

NASDAQ, the U.S. Securities and Exchange Commission and any other applicable laws and regulations governing independence from time to time. The audit committee is currently comprised of directors Abel Rasterhoff (chair), Pierre de Demandolx-Dedons, Keith Forman and Dimitris Christacopoulos. All members of the committee are financially literate and our Board of Directors has determined that Mr. Rasterhoff qualifies as an “audit committee financial expert” for purposes of the U.S. Sarbanes-Oxley Act. The audit committee, among other things, reviews our external financial reporting, engages our external auditors and oversees our internal audit activities and procedures and the adequacy of our internal accounting controls.

Conflicts Committee. The conflicts committee of our Board of Directors is composed of the same directors constituting the audit committee, being Keith Forman (chair), Abel Rasterhoff, Pierre de Demandolx-Dedons and Dimitris Christacopoulos. The members of our conflicts committee may not be officers or employees of our general partner or directors, officers or employees of its affiliates, and must meet the independence standards established by the NASDAQ to serve on an audit committee of a board of directors and certain other requirements. The conflicts committee reviews specific matters that the Board of Directors believes may involve conflicts of interest and determines if the resolution of the conflict of interest is fair and reasonable to us. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our directors, our general partner or its affiliates of any duties any of them may owe us or our unitholders.

Required Vote. Approval of Proposal One will require the affirmative vote of the plurality of the votes cast by holders of the Common Units (excluding common units owned by Capital Maritime or its affiliates) present either in person or represented by proxy at the Annual Meeting.

Effect of abstentions. Abstentions will not affect the vote on Proposal One.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED DIRECTOR. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF THE PROPOSED DIRECTOR UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL TWO

ELECTION OF CLASS II DIRECTOR

The Board of Directors consists of three persons who are designated by the Company’s general partner in its sole discretion and five who are elected by the holders of Common Units, excluding Common Units owned by Capital Maritime and its affiliates. As provided in the Company’s Partnership Agreement, directors appointed by our general partner serve as directors for a three-year term and directors elected by holders of our Common Units are divided into three classes serving staggered three-year terms. The Board of Directors has nominated Abel Rasterhoff, a Class II Director, for re-election as a director whose term would expire at the 2018 Annual Meeting.

Unless the proxy is marked to indicate that such authorization is expressly withheld, the persons named in the enclosed proxy intend to vote the Common Units authorized thereby FOR the election of the following nominee. It is expected that such nominee will be able to serve, but if before the election it develops that such nominee is unavailable, the persons named in the accompanying proxy will vote for the election of such substitute nominee as the current Board of Directors may recommend.

Nominee for Election to the Company’s Board of Directors

Information concerning the nominee for a second Class II director of the Company is set forth below:

Name	Age	Position
Abel Rasterhoff	74	Class II Director

Mr. Rasterhoff joined our board of directors on April 3, 2007. He serves on our conflicts committee and has been designated as the audit committee’s financial expert. Mr. Rasterhoff joined Shell International Petroleum Maatschappij in 1967, and worked for various entities of the Shell group of companies until his retirement from Shell in 1997. From 1981 to 1984, Mr. Rasterhoff was Managing Director of Shell Tankers B.V., Vice Chairman and Chairman-elect of the Dutch Council of Shipping and a Member of the Dutch Government Advisory Committee on the North Sea. From 1991 to 1997, Mr. Rasterhoff was Director and Vice President Finance and Planning for Shell International Trading and Shipping Company Limited. During this period he also served as a Board Member of the Securities and Futures Authority (SFA) in London. From February 1998 to 2004, Mr. Rasterhoff served as a member of the executive board and as Chief Financial Officer of TUI Nederland, the largest Dutch tour operator. From February 2001 to September 2001, Mr. Rasterhoff served as a member of the executive board and as Chief Financial Officer of Connexxion, the government owned public transport company. Mr. Rasterhoff was also on the Supervisory Board of SGR and served as an advisor to the trustees of the TUI Nederland Pension Fund. Mr. Rasterhoff served on the Capital Maritime Board as the chairman of the audit committee from May 2005 until his resignation in February 2007. Mr. Rasterhoff also served as a director and audit committee member of Aegean Marine Petroleum Network Inc., a company listed on the NYSE from December 2006 to May 2012. Mr. Rasterhoff holds a graduate business degree in economics from Groningen State University.

Audit Committee. The audit committee of our Board of Directors is composed of three or more independent directors, each of whom must meet the independence standards of the NASDAQ, the U.S. Securities and Exchange Commission and any other applicable laws and regulations governing independence from time to time. The audit committee is currently comprised of directors Abel Rasterhoff (chair), Pierre de Demandolx-Dedons, Keith Forman and Dimitris Christacopoulos. All members of the committee are financially literate and our Board of Directors has determined that Mr. Rasterhoff qualifies as an “audit committee financial expert” for purposes of the U.S. Sarbanes-Oxley Act. The audit committee, among other things, reviews our external financial reporting, engages our external auditors and oversees our internal audit activities and procedures and the adequacy of our internal accounting controls.

Conflicts Committee. The conflicts committee of our Board of Directors is composed of the same directors constituting the audit committee, being Keith Forman (chair), Abel Rasterhoff, Pierre de Demandolx-Dedons and Dimitris Christacopoulos. The members of our conflicts committee may not be officers or employees of our general partner or directors, officers or employees of its affiliates, and must meet the independence standards established by the NASDAQ to serve on an audit committee of a board of directors and certain other requirements. The conflicts committee reviews specific matters that the Board of Directors believes may involve conflicts of interest and determines if the resolution of the conflict of interest is fair and reasonable to us. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our directors, our general partner or its affiliates of any duties any of them may owe us or our unitholders.

Required Vote. Approval of Proposal Two will require the affirmative vote of the plurality of the votes cast by holders of the Common Units (excluding common units owned by Capital Maritime or its affiliates) present either in person or represented by proxy at the Annual Meeting.

Effect of abstentions. Abstentions will not affect the vote on Proposal Two.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED DIRECTOR. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF THE PROPOSED DIRECTOR UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Deloitte Hadjipavlou, Sofianos & Cambanis S.A. as independent auditor to make the annual audit of our financial statements for 2015, subject to the ratification of the Limited Partners at the Annual Meeting. As recommended by the Board of Directors, we ask you to ratify this appointment.

Representative of Deloitte Hadjipavlou, Sofianos & Cambanis S.A. will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

The Audit Committee of the Board of Directors is comprised solely of independent directors. It operates under a written charter which is posted on the Company’s website.

Management is responsible for the Company’s financial statement sand internal controls. The independent auditor of the Company, Deloitte Hadjipavlou, Sofianos & Cambanis S.A., reports directly to the Audit Committee and is responsible for performing an independent audit of the Company’s annual consolidated financial statements. The Audit Committee’s overall responsibility is to assist the Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

Management has represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States. In performance of its responsibilities, the Audit Committee has reviewed the Company’s Consolidated Financial Statements for the year ended December 31, 2014 and discussed these financial statements with management, the internal auditors and the independent auditor. The Audit Committee periodically meets privately with the independent auditor.

Required Vote. Approval of Proposal Three will require the affirmative vote of a majority of the votes cast by holders of the Common Units and Class B Units considered together as a single class.

Effect of abstentions. Abstentions will not affect the vote on Proposal Three.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE HADJIPAVLOU, SOFIANOS & CAMBANIS S.A. AS INDEPENDENT AUDITOR. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A CONTRARY VOTE IS SPECIFIED.

SOLICITATION

The cost of preparing and soliciting proxies will be borne by the Company. Solicitation on behalf of the Board of Directors will be made primarily by mail, but Limited Partners may be solicited by telephone, e-mail, other electronic means or personal contact. Copies of materials for the Annual Meeting will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners and will also be available on the Company’s website at www.capitalpplp.com.

Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 has been retained to assist in soliciting proxies.

OTHER MATTERS

No other matters are expected to be presented for action at the Annual Meeting. Should any additional matter come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons named in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Petros Christodoulou

Chief Executive Officer and Chief Financial Officer of Capital GP L.L.C.

June 15, 2015

Piraeus, Greece